________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                                   FORM 8-K
                                CURRENT REPORT
                                 Pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934

                              -------------------

                           BROWN-FORMAN CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                         1-123                               61-0143150
(State of incorporation)        (Commission File Number)        (I.R.S. Employer Identification No.)

                               850 DIXIE HIGHWAY
                        LOUISVILLE, KENTUCKY 40210-1091
                                (502) 585-1100
  (Address and telephone number of registrant's principal executive offices)

Item 5. Other Events

     On March 23, 1994, Brown-Forman Corporation (the "Company") entered into a U.S. Distribution Agreement with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc., and J.P. Morgan Securities Inc., as agents (collectively, the "Agents"), with respect to the issue and sale from time to time by the Company of up to $250,000,000 aggregate initial public offering price of its medium-term notes due more than nine months from the date of issuance. A copy of such Agreement is set forth in the pages attached hereto.


                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, BROWN-FORMAN CORPORATION HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOUISVILLE AND COMMONWEALTH OF KENTUCKY, ON THIS 23RD DAY OF MARCH, 1994.

                                   BROWN-FORMAN CORPORATION
                                   By:   Owsley Brown II
                                         President and Chief Executive Officer

                                   By:  /s/ Christopher A. Sailer
                                        _______________________________________
                                           Christopher A. Sailer
                                           Attorney-in-fact for
                                             Owsley Brown II